UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 24, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

NovaBay Pharmaceuticals, Inc. (the “Company”) announced today its stockholders’ equity of approximately $6,821,000 on a preliminary basis for September 30, 2016. Subject to review by the NYSE MKT, LLC, the Company may be deemed back in compliance with the NYSE MKT, LLC’s continued listing standards.

Preliminary Stockholders’ Equity at September 30, 2016

The following table sets forth the Company’s stockholders’ equity position on a preliminary basis as of September 30, 2016:

September 30, 2016 Preliminary
STOCKHOLDERS’ EQUITY:*
Common stock, par value $0.01 per share; 240,000,000 shares authorized; and 14,865,507 shares issued and outstanding at September 30, 2016	$149
Additional paid-in capital	107,008
Accumulated deficit during development stage	$(100,336)
Total stockholders’ equity	$6,821

* Not reviewed by independent auditors

The financial information contained in this Current Report on Form 8-K (“Form 8-K”) is preliminary and may be updated with the filing of the Company’s upcoming Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016 with the Securities and Exchange Commission. The financial information contained herein speaks only as of the date it is provided and the Company undertakes no obligation to update this financial information to reflect events or circumstances that occur after the date on which such information was provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin M. Hall
Justin M. Hall
General Counsel

Dated: October 24, 2016